Exhibit 99.1

PRESS STATEMENT
FOR IMMEDIATE RELEASE

VIRGINIA NATIONAL BANKSHARES CORPORATION
ANNOUNCES DIVIDEND INCREASE

Charlottesville, VA - May 20, 2015 – Virginia National Bankshares Corporation (OTCQX: VABK) (the “Company”) announced that its Board of Directors approved an increase in the quarterly cash dividend from $0.075 per share to $0.10 per share. “We are pleased to announce this 33% percent increase in our quarterly dividend.” said Glenn Rust, President and Chief Executive Officer. “This action reflects our focus on creating value for shareholders.”

On May 19, 2015, the Board declared a quarterly cash dividend of $0.10 per share to be paid on July 10, 2015 to shareholders of record as of June 30, 2015. The dividend represents an annual yield to shareholders of approximately 1.79% based on the closing price of the Company’s stock on May 19, 2015.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank (the “Bank”).

The Bank has four banking offices in Charlottesville, two in Winchester and one in Orange, Virginia. The Bank serves the needs of owner-operated businesses and individuals in the City of Charlottesville, Albemarle County, Orange County, the City of Winchester, and the contiguous counties in Virginia. The Bank offers a full range of banking and related financial services, including checking accounts, NOW accounts, money market deposit accounts, certificates of deposit, individual retirement accounts, online banking, treasury and cash management, personal and business card services, merchant card services, and commercial and consumer loans, as well as retail brokerage and insurance services. Investment management, wealth advisory and trust services are offered through VNB Wealth Management, a trade name of VNBTrust, N.A., the Bank’s wholly owned subsidiary.

The Company’s stock trades on the OTC Markets Group’s OTCQX Market under the symbol “VABK”. Additional information on the Company is also available at www.vnbcorp.com.

Forward-Looking Statements; Other Information

Statements which express or imply a view about projections, predictions or the expected future performance of Virginia National Bankshares Corporation are “forward-looking statements.” Such statements are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” or words of similar meaning or other statements concerning the opinions or judgment of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management, and actual events in the future may be substantially different from those expressed. The Company’s past results are not necessarily indicative of future performance. Factors that could cause future performance to differ from past performance or anticipated performance could include, but are not limited to, changes in national and local economies, employment or market conditions; changes in interest rates, deposits, loan demand, and asset quality; competition; changes in banking regulations and accounting principles or guidelines; and performance of assets under management. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

Certain information contained in the foregoing press release is derived from the unaudited consolidated financial statements of Virginia National Bankshares Corporation. The Company filed audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2014 with the Securities and Exchange Commission on March 30, 2015. Information based on other sources is believed by management of the Company to be reliable, but has not been independently verified.